Exhibit 99.2

COMTECH TELECOMMUNICATIONS CORP. COMPLETES ACQUISITION OF TELECOMMUNICATION SYSTEMS, INC.

MELVILLE, NY – (February 23, 2016) – Comtech Telecommunications Corp. (NASDAQ: CMTL or “Comtech”) today announced it has closed its strategic and cash accretive acquisition of TeleCommunication Systems, Inc. (“TCS”). TCS stockholders received $5.00 per share in cash. As a result of the completion of the merger, the common stock of TCS is no longer listed for trading on the NASDAQ Global Market or any other exchange and trading ceased at the close of the markets on February 23, 2016.

TCS stockholders who hold shares through a bank or broker will not have to take any action to have their shares converted into cash, since these conversions will be handled by the bank or broker. Stockholders who hold stock certificates can surrender their certificates for $5.00 per share in cash, without interest and less any applicable withholding taxes, through the paying agent for the merger, American Stock Transfer & Trust Company, LLC.

Dr. Stanton Sloane, President and Chief Executive Officer of Comtech, commented, “We are excited to close the acquisition of TCS. The acquisition provides a transformational opportunity for Comtech and is a significant step in our strategy of entering complementary markets and expanding our domestic and international commercial offerings.”

Dr. Sloane added, “We continue to work hand in hand with TCS to integrate our two great companies and look forward to providing additional information about the close of the transaction on our second quarter financial results conference call which is scheduled to occur in March 2016.”

About Comtech Telecommunications Corp.

Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. Comtech sells products to a diverse customer base in the global commercial and government communications markets. Comtech believes it is a leader in most of the market segments that it serves.

Cautionary Statement Regarding Forward-Looking Statements

Certain information in this press release contains forward-looking statements regarding Comtech, including but not limited to, information relating to Comtech’s future performance and financial condition, plans and objectives of Comtech’s management and Comtech’s assumptions regarding such future performance, financial condition, plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under Comtech’s control which may cause actual results, future performance and financial condition, and achievement of plans and objectives of Comtech’s management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include, among other things: the possibility that the expected synergies from the proposed merger will not be realized, or will not be realized within the anticipated time period; the risk that Comtech’s and TCS’ businesses will not be integrated successfully; the possibility of disruption from the merger making it more difficult to maintain business and operational relationships or retain key personnel; any actions taken by either of the companies, including but not limited to, restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions); the timing of receipt of, and Comtech’s performance on, new orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales, rapid technological change, evolving industry standards, frequent new product announcements and enhancements, changing customer demands, and changes in prevailing economic and political conditions; risks associated with Comtech’s legal proceedings and other matters; risks associated with Comtech’s obligations under its revolving credit facility and acquisition debt; and other factors described in Comtech’s and TCS’ filings with the SEC.

Media Contact for Comtech Telecommunications Corp.:

Michael D. Porcelain, Senior Vice President and Chief Financial Officer

(631) 962-7103

Info@comtechtel.com

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